STOCK PURCHASE AGREEMENT, dated as of June 23, 2011 among Buckeye Oil & Gas, Inc., a Florida corporation (the “Buyer”), Pol Brisset (the “Seller”) and Buckeye Oil & Gas (Canada), Inc., a company incorporated in Alberta, Canada (the "Company").

WITNESSETH:

WHEREAS, Buyer desires to purchase 400,00 shares (the “Shares”) of common stock (the “Common Stock”) of the Company from the Seller, for the purchase price provided herein, and the Seller desires to sell the Shares to the Buyer; and

WHEREAS, the Shares represent 100% of the issued and outstanding shares of the Company on a fully-diluted basis.

NOW, THEREFORE, in consideration of the promises and the mutual covenants, representations and warranties contained herein, the parties hereto do hereby agree as follows:

1. SALE OF SECURITIES

1.1           Share Purchase.  Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.1 below), the Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from the Seller, good and marketable title to the Shares, free and clear of all mortgages, liens, encumbrances, claims, equities and obligations to other persons of every kind and character, except that the Shares will be “restricted securities” as defined in the Securities Act of 1933, as amended (the “Securities Act”) and pursuant to other applicable securities laws and regulations.

1.2           Purchase Price.  The purchase price for the Shares shall be $400,000 (the “Purchase Price”). The Purchase Price shall be paid by the issuance to the Seller of 1,000,000 shares of common stock of the Buyer (the "Consideration Shares").

2. THE CLOSING

2.1           Place and Time.  The closing of the sale and purchase of the Shares (the “Closing”) shall take place at the offices of David Lubin & Associates, PLLC, 10 Union Avenue, Suite 5, Lynbrook, N.Y. 11563 on such date (the “Closing Date”) and time as the parties shall so agree.  Except as agreed to by the parties, the Closing shall occur simultaneous with the execution and delivery of this Agreement.

2.2           Deliveries by the Seller and the Company.  At the Closing, the Seller and/or the Company shall deliver to the Buyer the following:

(a) certificate(s) representing the 400,000 Shares, duly registered in the name of the Buyer, signature medallion guaranteed;

(b) a certificate issued by the Alberta Secretary of State as to the good standing of the Company as of a date within three business days of the Closing;

(c) the Company’s original minute books containing the resolutions and actions by the directors and stockholders of the Company and the Company’s other original books and records;

(d) the Company’s financial and accounting records (including the Company’s general ledger), all banking records and federal and state tax and other regulatory filings in whatever media they exist, including paper and electronic media; and

(e) all other documents, instruments and writings required by this Agreement to be delivered by the Company at the Closing, all of the Company’s original books of account and record, and any other documents or records relating to the Company’s business reasonably requested by Buyer in connection with this Agreement.

2.3           Deliveries by the Buyer.  At the Closing, the Buyer shall deliver to the Seller a stock certificate representing the Consideration Shares as payment in full of the Purchase Price. The certificate evidencing the Consideration Shares shall bear one or more legends, including without limitation, any legend required by applicable securities law indicating that the Consideration Shares are "restricted securities".

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY

The Seller represents, warrants and covenants to and with Buyer, as an inducement to Buyer to enter into this Agreement and to consummate the transaction contemplated hereby as follows:

3.1           Authorization of Agreement.  The Company and the Seller are fully able, authorized and empowered to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement and to perform their respective covenants and agreements hereunder and thereunder.  This Agreement and any such other agreement or instrument, upon execution and delivery by the Seller and the Company (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute a valid and legally binding obligation of the Seller and the Company, in each case enforceable against each of them in accordance with its terms.

3.2            Ownership of the Shares.  The Seller is the record and beneficial owner of the Shares.  The Seller holds the Shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another, other pursuant to applicable securities laws,  and has the absolute right to sell and transfer the Shares to the Buyer as provided in this Agreement without the consent of any other person or entity.  Upon transfer of the Shares to Buyer hereunder, Buyer will acquire good and marketable title to the Shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another, other than applicable securities laws.

3.3            No Breach.  Neither the execution and delivery of this Agreement nor compliance by the Company and/or the Seller with any of the provisions hereof nor the consummation of the transactions and actions contemplated hereby will:

(a) violate or conflict with any provision of the Articles of Incorporation or By-Laws of the Company;

(b) violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which the Seller and/or the Company is a party or by which any of them or any of their respective properties or assets may be bound;

(c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Seller and/or the Company pursuant to the terms of any such agreement or instrument;

(d) violate any statute, ordinance, regulation judgment, order, injunction, decree or award of any court or governmental or quasi governmental agency against, or binding upon the Seller and/or the Company or upon any of their respective properties or assets; or

(e) violate any law or regulation of any jurisdiction relating to the Seller and/or the Company or any of their respective assets or properties.

3.4            Obligations; Authorizations.  Neither the Company nor the Seller are (i) in violation of any judgment, order, injunction, award or decree which is binding on any of them or any of their assets, properties, operations or business which violation, by itself or in conjunction with any other such violation, would adversely affect the consummation of the transaction contemplated hereby; or (ii) in violation of any law or regulation or any other requirement of any governmental body, court or arbitrator relating to him or it, or to his or its assets, operations or businesses which violation, by itself or in conjunction with other violations of any other law, regulation or other requirement, would materially adversely affect the consummation of the transaction contemplated hereby.

3.5            Consents.  No consents of third parties, including, but not limited to, Luxor Oil & Gas Ltd., or any governmental or other regulatory agencies, federal, state or municipal, required to be received by or on the part of the Company and the Seller for the execution and delivery of this Agreement and the performance of their respective obligations hereunder have been obtained and are in full force and effect.

3.6           Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the Alberta, Canada and has full power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted.  The Company is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither the location of its assets nor the nature of its business requires it to be so qualified.

3.7           Capitalization.  The total authorized and issued capital stock of the Company is an unlimited authorized and 400,000 outstanding shares of Common Stock.  There are no pre-preemptive rights and no cumulative voting. There are no shares of preferred stock or any other class of security. The Company has no shares reserved for issuance pursuant to any stock option plan or pursuant to securities exercisable for, or convertible into or exchangeable for shares of Common Stock.  All of the issued and outstanding shares of capital stock of the Company (i) are duly authorized, validly issued, fully paid and nonassessable, (ii) were issued in compliance with all applicable securities laws and (iii) are owned of record and beneficially by the Seller.  No shares of capital stock of Company are subject to preemptive rights or any other similar rights.  There are (i) no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the Securities Act and (iii) no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing any such rights). The Shares are free and clear of all liens, encumbrances, objections, title defects, security interest, pledges, mortgages, charges, claims, options, preferential arrangements or restrictions of any kind, including but not limited to any restriction on the use, voting, transfer or other exercise of any attributes of ownership, other than those created by applicable federal and state securities laws. Neither the Company nor any of its shareholders is a party to any agreement, voting trust, proxy, option, right of first refusal or any other agreement or understanding with respect to the Common Stock or its respective equity interests.

Upon the Closing, the Buyer will own 100% of the issued and outstanding share capital of the Company on a fully-diluted basis, free and clear of any liens, encumbrances, objections, title defects, security interest, pledges, mortgages, charges, claims, options, preferential arrangements or restrictions of any kind, including but not limited to any restriction on the use, voting, transfer or other exercise of any attributes of ownership, other than those created by applicable federal and state securities laws.

3.8            Contracts.  The Company is not a party to any contract, agreement, indenture, deed of trust, license, note, bond, mortgage, lease, guarantee and any similar understanding or arrangement, whether written or oral, other than (i) the agreement dated May 12, 2011 with Luxor Oil & Gas Ltd. and (ii) the Participation Agreement dated May 16, 2011 with Pioneer Marketing Group Ltd. (together, the "Contracts").

3.9            Taxes, Liabilities.  The Company has filed all tax returns which are required to be filed by it, through and including the date hereof and as of the Closing Date. On the Closing Date, there are no liabilities, debts or obligations of the Company, whether accrued, absolute, contingent or otherwise (the “Liabilities”) other than pursuant to the Contracts.

3.10            Actions and Proceedings.  Neither the Seller nor the Company is subject to any outstanding orders, writs, injunctions or decrees of any court or arbitration tribunal or any governmental department, commission, board, agency or instrumentality, domestic or foreign, against, involving or affecting the business, properties or employees of the Company or the Seller’s right to enter into, execute and perform this Agreement (or any of the transactions contemplated hereby).  There are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations, relating to or arising out of the business, properties or employees of the Company pending or, to the best knowledge of the Company and the Seller, threatened against or affecting the Company.

3.11            Compliance with Laws. The Company has complied in all respects with all laws, ordinances, regulations and orders applicable to the conduct of its business.

3.12            Subsidiaries.  There are no corporations, partnerships or other business entities controlled by the Company.  As used herein, “controlled by” means (i) the ownership of not less than fifty (50%) percent of the voting securities or other interests of a corporation, partnership or other business entity, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership or other business entity, whether through the ownership of voting shares, by contract or otherwise.  The Company has not made any investments in, nor does it own, any of the capital stock of, or any other proprietary interest in, any other corporation, partnership or other business entity.

3.13            Litigation, Compliance with Law.  There are no actions, suits, proceedings, or governmental investigations (or any investigation of any self-regulatory organization) relating to the Company or to any of its properties, assets or businesses pending or, to the best of its knowledge, threatened, or any order, injunction, award or decree outstanding against the Company or against or relating to any of its properties, assets or businesses.  The Company is not in violation of any law, regulation, ordinance, order, injunction, decree, award or other requirements of any governmental body, court or arbitrator relating to its properties, assets or business.

3.14            Agreements and Obligations; Performance.  Other than the Contracts, the Company is not a party to, or bound by any: (i) contract, arrangements, commitment or understanding; (ii) contractual obligation or contractual liability of any kind to the Seller; (iii) contract, arrangement, commitment or understanding with its customers or any officer, employee, stockholder, director, representative or agent thereof for the repurchase of products, sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements; (iv) contract for the purchase or sale of any materials, products or supplies which contain, or which commits or will commit it for a fixed term; (v) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation of liability; (vi) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability: (vii) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (viii) lease for real or personal property (including borrowings thereon), license or royalty agreement; (ix) union or other collective bargaining agreement; (x) agreement, commitment or understanding relating to the indebtedness for borrowed money; (xi) contract involving aggregate payments or receipts of $100 or more which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (xii) contract containing covenants limiting the freedom of the Company to engage or compete in any line of business or with any person in any geographic area; (xiii) contract or opinion relating to the acquisition or sale of any business; (xiv) voting trust agreement or similar stockholders' agreement; and/or (xiv) other contract, agreement, commitment or understanding which materially affects any of its properties, assets or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business.

3.15            Permits and Licenses.  The Company is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which issued such permits, licenses, orders, franchises and approvals.

3.16           Securities Representations.

(a)           Investment Purposes.  The Seller is acquiring the Consideration Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws.  No other Person has a direct or indirect beneficial interest in, and the Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such Person or to any third party, with respect to, the Consideration Shares or any part thereof that would be in violation of the Securities Act or any state securities or "blue-sky" laws or other applicable Law.

(b)           No General Solicitation.  The Seller is not receiving the Consideration Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or presented at any seminar or similar gathering; or any solicitation of a subscription by a Person, other than Purchaser personnel, previously known to the Seller.

(c)           No Obligation to Register Shares.  The Seller understands that the Buyer is under no obligation to register the Consideration Shares under the Securities Act, or to assist the Seller in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.  The Seller understands that the Consideration Shares must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration are available.  All certificates evidencing the Consideration Shares will bear a legend stating that the Consideration Shares have not been registered under the Securities Act or state securities laws and they may not be resold unless they are registered under the Securities Act and applicable state securities laws or exempt therefrom.

 (d)           Exemption from Registration.  The Seller acknowledges his understanding that the issuance of the Consideration Shares is intended to be exempt from registration under the Securities Act.

(e)           Accredited Investor.  The Seller is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f)           No Reliance.  Other than as set forth herein, the Seller is not relying upon any other information, representation or warranty by the Buyer or any officer, director, stockholder, agent or representative of the Buyer in determining to invest in the Consideration Shares.  The Seller has consulted, to the extent deemed appropriate by the Seller, with his own advisers as to the financial, tax, legal and related matters concerning an investment in the Consideration Shares and on that basis believes that his investment in the Consideration Shares is suitable and appropriate.

(g)           No Governmental Review.  The Seller is aware that no federal or state agency has (1) made any finding or determination as to the fairness of this investment, (2) made any recommendation or endorsement of the Consideration Shares or the Buyer, or (3) guaranteed or insured any investment in the Consideration Shares or any investment made by the Buyer.

3.17           Disclosure. Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to the Buyer by the Seller and/or the Company in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company and the Seller as follows:

4.1            Authorization of Agreement.  The Buyer is fully able, authorized and empowered to execute and deliver this Agreement, and any other agreement or instrument contemplated by this Agreement, and to perform its obligations contemplated hereby and thereby. This Agreement, and any such other agreement or instrument, upon execution and delivery by Buyer (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute the legal, valid and binding obligation of the Buyer, in each case enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against the Buyer under or by virtue of this Agreement or such other agreement or instrument.

4.2            No Buyer Defaults.  Neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereby, will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default under the terms of, any mortgage, bond, indenture or material agreement to which the Buyer is a party or by which the Buyer or any of their property or assets may be bound or materially affected, (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, the Buyer or upon the property of the Buyer, or (iii) constitute a violation by the Buyer of any applicable law or regulation of any jurisdiction as such law or regulation relates to Buyer or to the property of the Buyer.

4.3           No Litigation, Etc.  There is no material suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to Buyer's best knowledge, threatened against, materially affecting or which will materially affect, the property of the Buyer.

4.4           Investment Intent.  The Buyer is acquiring the Shares for its own account and for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the Shares except in compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws.

4.5           Consideration Shares.  The Consideration Shares shall be duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights.  Upon delivery to the Seller of the certificates representing the Consideration Shares, the Seller will acquire good and valid title to such Consideration Shares, free and clear of any encumbrances, other than restrictions under applicable securities laws.

5.           INDEMNIFICATION BY THE COMPANY AND THE SELLER

5.1           Claims Against the Company and the Seller.

(a)           The Company and the Seller, jointly and severally, shall indemnify and hold the Buyer harmless from and against any loss, damage or expense (including reasonable attorneys' fees) caused by or arising out of any claim made against the Company:

(i) for any broker's or finder's fee or any similar fee, charge or commission incurred by the Company and/or the Seller prior to or in connection with this Agreement or the transaction contemplated hereby;

(ii) for any foreign, Federal, state or local tax of any kind arising out of or by reason of the existence or operations of the Company and/or the Seller prior to the Closing;

(iii) for any damages to the environment caused by or arising out of any pollution resulting from or otherwise attributable to the operation of the business of the Company prior to the Closing;

(iv) in respect of any payable of the Company incurred prior to the Closing;

(v) in respect of any liability or indebtedness for borrowed money or otherwise incurred on or before the Closing, including, without limitation, with respect to the execution and performance of this Agreement

(b)           Other Matters.  The Company and the Seller, jointly and severally, shall also indemnify and hold the Buyer harmless from and against any loss, damage or expense (including reasonable attorneys' fees) caused by or arising out of (i) any breach or default in the performance by the Company and the Seller of any covenant or agreement of the Company and the Seller contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Company and the Seller herein or in any Exhibit, certificate or other instrument delivered by or on behalf of the Company and the Seller pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) incident to any of the foregoing.

6.           INDEMNIFICATION BY BUYER

The Buyer shall indemnify and hold harmless the Seller from and against all loss, damage or expense (including reasonable attorneys' fees) caused by or arising out of (i) any breach or default in the performance by the Buyer of any covenant or agreement of the Buyer contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Buyer herein or in any certificate or other instrument delivered by or on behalf of the Buyer pursuant hereto and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) incident to the foregoing.

7.           NOTICE AND OPPORTUNITY TO DEFEND

Promptly after the receipt by Buyer or the Company and/or the Seller of notice of any action, proceeding, claim or potential claim (any of which is hereinafter individually referred to as a “Circumstance”) which could give rise to a right to indemnification under this Agreement, such party (the “Indemnified Party”) shall give prompt written notice to the party or parties who may become obligated to provide indemnification hereunder (the “Indemnifying Party”).  Such notice shall specify in reasonable detail the basis and amount, if ascertainable, of any claim that would be based upon the Circumstance.  The failure to give such notice promptly shall relieve the Indemnifying Party of its indemnification obligations under this Agreement, unless the Indemnified Party establishes that the Indemnifying Party either had knowledge of the Circumstance or was not prejudiced by the failure to give notice of the Circumstance.  The Indemnifying Party shall have the right, at its option, to compromise or defend the claim, at its own expense and by its own counsel, and otherwise control any such matter involving the asserted liability of the Indemnified Party, provided that any such compromise or control shall be subject to obtaining the prior written consent of the Indemnified Party which shall not be unreasonably withheld. An Indemnifying Party shall not be liable for any costs of settlement incurred without the written consent of the Indemnifying Party.  If any Indemnifying Party undertakes to compromise or defend any asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of or defense against any such asserted liability.  All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party, provided such costs and expenses have been previously approved by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of an asserted liability.

8.           MISCELLANEOUS

8.1           Brokers.  Each of the Company and the Seller on the one hand, and the Buyer on the other hand represent and warrant to the other that neither has employed any broker, finder or similar agent and no person or entity with which each has had any dealings or communications of any kind is entitled to any brokerage, finder's or placement fee or any similar compensation in connection with this Agreement or the transaction contemplated hereby.

8.2           Expenses.  Each of the parties hereto agrees to bear its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

8.3           Further Assurances.  Each of the parties shall execute such documents or other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated in this Agreement.

8.4            Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.  No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder.

8.5            Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, overnight courier, facsimile transmission or prepaid cable or telegram and confirmed in writing, or mailed first class, postage prepaid, by registered or certified mail, return receipt requested (mailed notices and notices sent by facsimile transmission, cable or telegram shall be deemed to have been given on the date sent) to the address of the parties provided to each other or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 8.5 by either of the parties hereto to the other party hereto.

8.6            Waiver; Remedies.  No delay on the part of any of the Seller, the Company or Buyer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of the Seller, the Company or Buyer of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege hereunder.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

8.7            Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings (in writing, oral or otherwise) of the parties relating thereto.

8.8            Amendment.  This Agreement may be modified or amended only by written agreement of the parties hereto.

8.9            Counterparts.  This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original but all of which together shall constitute a single instrument.

8.10 Governing Law.  This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Florida without regard to the conflicts of laws principles thereof.

8.11            Captions.  All Section titles or captions contained in this Agreement, in any Exhibit referred to herein or in any Exhibit annexed hereto are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

8.12           Acknowledgments. Each party hereto acknowledges and agrees that he has received or has had the opportunity to receive independent legal counsel of his own choice and that he has been sufficiently apprised of his rights and responsibilities with regard to this Agreement. This Agreement shall be construed to effectuate the mutual intent of the parties. The parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Agreement shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Agreement.

Signature pages to follow; remainder of page intentionally omitted

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

BUCKEYE OIL & GAS INC.

By: _/s/_Pol Brisset__________________
Name: Pol Brisset
Title:   Chief Executive Officer

__/s/_Manny Dhinsa____________
Name: Manny Dhinsa
Title: Secretary and Director

BUCKEYE OIL & GAS (CANADA) INC.

By: _/s/_Pol Brisset__________________
Name: Pol Brisset
Title:   Chief Executive Officer